                                      PPL



                         EMPLOYEE STOCK OWNERSHIP PLAN

                           EFFECTIVE JANUARY 1, 1975










                                                            Amended and Restated
                                                       Effective January 1, 2000

                                       PPL

                          EMPLOYEE STOCK OWNERSHIP PLAN

                            EFFECTIVE January 1, 1975

                                TABLE OF CONTENTS
                                -----------------

ARTICLE                                                                                                            PAGE
-------                                                                                                            ----
         I.       PURPOSE.......................................................................................   I-1


         II.  DEFINITIONS.......................................................................................   II-1

                2.1        Account..............................................................................   II-1
                2.2        Additional Investment Credit.........................................................   II-1
                2.3        Affiliated Company or Affiliated Companies...........................................   II-1
                2.4        Average Contribution Percentage......................................................   II-2
                2.5        Board of Directors...................................................................   II-2
                2.6        Code.................................................................................   II-2
                2.7        Compensation.........................................................................   II-2
                2.8        Contribution Percentage..............................................................   II-3
                2.9        Credited Service.....................................................................   II-3
                2.10       Deferred Savings Plan................................................................   II-3
                2.11       Dividend-based Contribution..........................................................   II-4
                2.12       Effective Date.......................................................................   II-4
                2.13       Eligible Employee....................................................................   II-4
                2.14       Employee.............................................................................   II-4
                2.15       Employee Benefit Plan Board..........................................................   II-4
                2.16       Employee Savings Plan................................................................   II-5
                2.17       ERISA................................................................................   II-5
                2.18       Fund.................................................................................   II-5
                2.19       Highly Compensated Eligible Employee.................................................   II-5
                2.20       Hour of Service......................................................................   II-6
                2.21       Limitation Year......................................................................   II-6
                2.22       Matching Contributions...............................................................   II-7
                2.23       Market Value.........................................................................   II-7
                2.24       Officer..............................................................................   II-7
                2.25       Participant..........................................................................   II-7
                2.26       Participating Company................................................................   II-8

                2.27       PAYSOP Contributions.................................................................   II-8
                2.28       Plan.................................................................................   II-8
                2.29       Plan Year............................................................................   II-8
                2.31       PPL..................................................................................   II-8
                2.30       PPL Corporation......................................................................   II-8
                2.32       Qualified Military Service...........................................................   II-8
                2.33       Retirement Plan......................................................................   II-8
                2.34       Returning Veteran....................................................................   II-9
                2.35       Spouse...............................................................................   II-9
                2.36       Stock................................................................................   II-9
                2.37       Total Disability.....................................................................   II-9
                2.38       TRASOP Contributions.................................................................   II-9
                2.39       Trust or Trust Agreement.............................................................   II-9
                2.40       Trustee..............................................................................   II-9
                2.41       Uniformed Services...................................................................   II-9
                2.42       Valuation Date.......................................................................   II-9

          III.  ELIGIBILITY.....................................................................................   II-1

                3.1        Eligibility..........................................................................   II-1
                3.2        Participation........................................................................   II-1
                3.3        Reemployment after Break of Service..................................................   II-2
                3.4        Officers, Directors, and Shareholders................................................   II-2
                3.5        Rights Affected......................................................................   II-2
                3.6        Data.................................................................................   II-2

          IV.  CONTRIBUTIONS TO THE FUND.......................................................................    IV-1

                4.1        TRASOP Contributions.................................................................   IV-1
                4.2        Matching Contributions...............................................................   IV-2
                4.3        PAYSOP Contributions.................................................................   IV-4
                4.4        Dividend-based Contribution..........................................................   IV-4
                4.5        Investment in Stock..................................................................   IV-4
                4.6        Limitation on Matching Contributions
                           and TRASOP Contributions.............................................................   IV-5
                4.7        Prevention of Violation of Limitation
                           on Matching Contributions and TRASOP

                           Contributions........................................................................   IV-6
                4.8        Suspension of Matching Contributions.................................................   IV-8

          V.  ALLOCATION......................................................................................       V-1

                5.1        Accounts.............................................................................     V-1
                5.2        Allocation of Contributions..........................................................     V-1

                5.3        Allocation of Earnings............................................................       V-3
                5.4        Special Allocation Rule...........................................................       V-3
                5.5        Maximum Allocation ...............................................................       V-4

           VI.  PARTICIPANTS' ACCOUNTS.......................................................................      VI-1

                6.1        Accounts .........................................................................      VI-1
                6.2        Valuation.........................................................................      VI-1
                6.3        Accounting for Allocations........................................................      VI-1

          VII.  DISTRIBUTION.................................................................................     VII-1

                7.1        General...........................................................................     VII-1
                7.2        Death.............................................................................     VII-1
                7.3        Beneficiary Designation...........................................................     VII-1
                7.4        Disability .......................................................................     VII-2
                7.5        Termination of Employment.........................................................     VII-3
                7.6        Valuation for Distribution........................................................     VII-3
                7.7        Timing of Distribution............................................................     VII-3
                7.8        Mode of Distribution..............................................................     VII-5
                7.9        Withdrawals.......................................................................     VII-5
                7.10       Optional Direct Transfer of Eligible Rollover Distributions ......................     VII-7

         VIII.  ADMINISTRATION...............................................................................    VIII-1

                8.1        Administration by Employee Benefit Plan Board.....................................    VIII-1
                8.2        Duties and Powers of Employee Benefit Plan Board .................................    VIII-2
                8.3        Reliance on Reports and Certificates..............................................    VIII-4
                8.4        Functions.........................................................................    VIII-4
                8.5        Indemnification of the Employee Benefit Plan Board................................    VIII-4
                8.6        Allocation of Fiduciary Responsibilities..........................................    VIII-5

           IX.  THE FUND........................................................................................   IX-1

                9.1        Designation of Trustee ..............................................................   IX-1
                9.2        Exclusive Benefit....................................................................   IX-1
                9.3        No Interest in Fund..................................................................   IX-1
                9.4        Trustee..............................................................................   IX-1
                9.5        Expenses.............................................................................   IX-1

            X.  AMENDMENT OR TERMINATION OF THE PLAN............................................................    X-1

                10.1       Amendment............................................................................    X-1
                10.2       Termination..........................................................................    X-1
                10.3       Special Rule.........................................................................    X-2
                10.4       Merger...............................................................................    X-2

           XI.  TOP HEAVY PROVISIONS............................................................................   XI-1

                11.1       General..............................................................................   XI-1
                11.2       Definitions..........................................................................   XI-1
                           (a)      "Aggregation Group".........................................................   XI-1
                           (b)      "Determination Date"........................................................   XI-1
                           (c)      "Key Employee"..............................................................   XI-2
                           (d)      "Key Employee Ratio"........................................................   XI-3
                           (e)      "Non-Key Employee"..........................................................   XI-4
                           (f)      "Super Top Heavy Plan"......................................................   XI-4
                           (g)      "Top Heavy Plan"............................................................   XI-5
                11.3       Minimum Contributions for Non-Key Employees  .......................................    XI-5
                11.4       Social Security  ....................................................................   XI-6
                11.5       Adjustment to Maximum Allocation
                           Limitation ..........................................................................   XI-6

          XII.  GENERAL PROVISIONS............................................................................    XII-1

                12.1       No Employment Rights ..............................................................    XII-1
                12.2       Source of Benefits ................................................................    XII-1
                12.3       Governing Law  ....................................................................    XII-1
                12.4       Spendthrift Clause ................................................................    XII-1
                12.5       Incapacity ........................................................................    XII-2
                12.6       Gender and Number  ................................................................    XII-3
                12.7       Voting or Tendering Shares ........................................................    XII-3
                12.8       Use of Loan Proceeds...............................................................    XII-6
                12.9       Put Option ........................................................................    XII-6
                12.10      Compliance with Rule 16b-3.........................................................    XII-8

         XIII.  TREATMENT OF RETURNING VETERANS

                13.1       Applicability and Effective Date...................................................   XIII-1
                13.2       Eligibility to Participate.........................................................   XIII-1
                13.3       Restoration of TRASOP, PAYSOP, and Dividend-based Contributions....................   XIII-1
                13.4       Restoration of Matching Contributions..............................................   XIII-2
                13.5       Determination of Compensation......................................................   XIII-2
                13.6       Application of Certain Limitations.................................................   XIII-3
                13.7       Administrative Rules and Procedures................................................   XIII-3

                Schedule A ...................................................................................      A-1

          WHEREAS, PPL Electric Utilities Corporation ("PPL") adopted the PPL Employee Stock Ownership Plan, effective January 1, 1975, for certain of its employees; and
         WHEREAS, PPL desires to amend and restate the PPL Employee Stock Ownership Plan;

          NOW, THEREFORE, effective January 1, 2000, except as may be provided to the contrary herein, the PPL Employee Stock Ownership Plan is continued, amended and restated as hereinafter set forth:

                                   ARTICLE I
                                    PURPOSE
                                    -------

     1.1 The purpose of this Plan is to provide Employees some ownership of stock ofPPL Corporation, without requiring any reduction in pay or other employee benefits, or the surrender of any other rights on the part of Employees, and to invest primarily in the stock of PPL Corporation.

                                  ARTICLE II
                                  DEFINITIONS
                                  -----------

     2.1 "Account" shall mean the separate record maintained at the direction of the Employee Benefit Plan Board which represents the individual interest of a Participant in the Fund.

     2.2 "Additional Investment Credit" shall mean that portion of the investment tax credit provided for under the Code which is allowable as a tax credit by reason of the fact that PPL will make a contribution to the Plan equal in amount thereto and shall include (a) the one percent (1%) additional investment tax credit which is allowable without regard to Matching Contributions by Participants and (b) the one-half percent (0.5%) additional investment tax credit which is allowable if Matching Contributions are made by Participants.

     2.3 "Affiliated Company" or "Affiliated Companies" shall mean with respect to any Participating Company, (a) any corporation that is a member of a controlled group of corporations, as determined under section 414(b) of the Code, which includes such Participating Company; (b) any member of an affiliated service group, as determined under section 414(m) of the Code, of which such Participating Company is a member; (c) any trade or business (whether or not incorporated) that is under common control with such Participating Company, as determined under section 414(c) of the Code; and (d) any other organization or entity which is required to be aggregated with the Participating Company under section 414(o) of the Code and regulations issued thereunder. "50% Affiliated Company" means an Affiliated Company, but determined with "more than

50%" substituted for the phrase "at least 80%" in section 1563(a) of the Code, when applying sections 414(b) and (c) of the Code.

     2.4 "Average Contribution Percentage" shall mean for a specified group of Eligible Employees for a Plan Year the average of the Contribution Percentages for such Eligible Employees for the Plan Year.

     2.5 "Board of Directors" shall mean the Board of Directors of PPL or the Executive Committee of the Board of Directors with respect to any powers which have been assigned thereto by the Board of Directors. Effective upon the closing of the PPL Corporation corporate realignment pursuant to which PPL will separate its electric generation and energy marketing operations from its regulated electric transmission and distribution business, "Board of Directors" shall mean the Board of Directors of PPL Services Corporation.

     2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time or any predecessor or successor thereto.

     2.7 "Compensation" shall have the meaning set forth in Schedule A, for Participants in the Participating Company listed therein.

     2.8 "Contribution Percentage" shall mean the ratio of (a) the sum of an Eligible Employee's Matching Contributions and TRASOP Contributions under section 4.1(b) for the Plan Year, plus such other amounts required or (at the election of the Employee Benefit Plan Board) permitted to be taken into account in accordance with section 401(m) of the Code and governmental regulations thereunder, including in the case of a Highly Compensated Eligible Employee, (1) any employee contributions and employer matching contributions for the year under any other qualified retirement plan maintained by PPL or any Affiliated Company, and (2) at the election of the Employee Benefit Plan Board, any portion of the Eligible Employee's elective deferrals for the year under any other qualified retirement plan maintained by PPL or any Affiliated Company that may be disregarded without causing such plan to fail to satisfy the requirements of section 401(k)(3) of the Code, as adjusted in accordance with governmental regulations for purposes of Section 4.6(b), to (b) the Eligible Employee's compensation (as defined in section 414(s) of the Code, but subject to the limitation of section 401(a)(17) of the Code) for the Plan Year.

     2.9 "Credited Service" shall mean that portion of an Employee's employment with PPL and all Affiliated Companies which is used to calculate the Employee's eligibility for participation and vesting status hereunder.

     2.10 "Deferred Savings Plan" shall mean the PPL Electric Deferred Savings Plan.

     2.11 "Dividend-based Contribution" shall mean the contribution made by a Participating Company or PPL Corporation in accordance with Section 4.4.

     2.12 "Effective Date" shall mean January 1, 2000, the effective date of this amended and restated Plan, except as provided to the contrary herein. The Plan was effective originally on January 1, 1975.

     2.13 "Eligible Employee" shall mean an Employee who has satisfied the eligibility requirements of Section 3.1.

     2.14 "Employee" shall mean any person classified by a Participating Company as an employee of such Participating Company, including officers, shareholders, or directors who are employees, but excluding:

     (a) persons covered by a collective bargaining agreement unless such agreement specifically provides for participation under the Retirement Plan;

     (b) persons classified by the Participating Company as independent contractors, regardless of whether they are subsequently determined to be employees for employment tax or any other purpose. In no event shall the term "Employee" include persons classified by a Participating Company as independent contractors, regardless of whether they are subsequently determined to be employees for employment tax or any other reason, or persons classified by a Participating Company as leased employees, whether or not described in section 414(n) of the Code. For purposes of the preceding sentence, an "independent contractor" shall be an individual who is classified by the Participating Company in accordance with objective business criteria as an independent contractor in a good faith determination consistent with the factors set forth in Revenue Ruling 87-41 or any successor thereto, provided that the Participating Company has communicated to the individual that he has been engaged as an independent contractor rather than as an Employee. The foregoing exclusion is intended solely to prevent the retroactive participation by individuals classified in good faith as independent contractors in the event that such status should be determined, for employment tax or any other purposes, to be incorrect;

     (c) persons classified by the Participating Company as leased employees, whether or not as described in section 414(n) of the Code;

     (d) persons classified by the Participating Company as cooperative associates or college interns, as those terms are defined under Participating
Company policy.

     2.15 "Employee Benefit Plan Board" shall mean the Board described in
Article VIII.

     2.16 "Employee Savings Plan" shall mean the PPL Employee Savings Plan (prior to February 14, 2000, the PP&L Employee Savings Plan).

     2.17 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     2.18 "Fund" shall mean the separate fund established for this Plan, administered under the Trust Agreement, out of which benefits payable under this Plan shall be paid.

     2.19 "Highly Compensated Eligible Employee" shall mean an Eligible Employee who:

     (a) is a five-percent owner, as defined in section 416(i) of the Code, either for the current Plan Year or the immediately preceding Plan Year; or

     (b) (1) received more than $80,000 (as indexed) in Compensation from PPL or an Affiliated Company in the immediately preceding Plan Year, and

          (2) if so elected by PPL, was among the top 20% of Employees of PPL and Affiliated Companies ranked by Compensation (excluding Employees described in section 414(q)(5) of the Code to the extent (A) permitted under the Code and regulations thereunder and (B) elected by the Employee Benefit Plan Board, for purposes of identifying the number of Employees in the top 20%). For purposes of this Section 2.19 "Compensation" shall have the meaning set forth in section 415(c)(3) of the Code, but including amounts that would be excluded from an Employee's gross income under a plan described in section 125, 401(k) or 403(b) of the Code.

     2.20 "Hour of Service" shall mean an hour for which:

     (a) an employee is directly or indirectly paid or entitled to payment by PPL or an Affiliated Company for the performance of employment duties;

     (b) back pay, irrespective of mitigation of damages, is either awarded or agreed to; or

     (c) an employee is directly or indirectly paid or entitled to payment by PPL or an Affiliated Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence.

     There shall be excluded from the foregoing those periods during which payments are made or due under a plan maintained solely for the purpose of complying with applicable workers' for the compensation, unemployment compensation or disability insurance laws. No more than 501 Hours of Service shall be credited under Subsection (c) on account of any single continuous period during which no duties are performed except to the extent otherwise provided in this Plan. An Hour of Service shall not be credited where an employee is being reimbursed solely for medical or medically related expenses. An Hour of Service shall be credited in accordance with the rules set forth in U.S. Department of Labor Reg. (S)2530.200b-2(b) and (c).

     Hours of Service shall also be credited for any individual who is considered a leased employee for purposes of this Plan under section 414(n) of the Code.

     Notwithstanding the foregoing, Hours of Service shall be credited for an employee for whom no records of hours are maintained on the basis of 45 Hours of Service for each week of employment.

     2.21 "Limitation Year" shall mean the Plan Year or such other twelve-consecutive-month period as may be designated by PPL.

     2.22 "Matching Contributions" shall mean the contributions made by Participants in accordance with Section 4.2.

     2.23 "Market Value" shall mean, with respect to the Stock the average of the closing prices of the Stock based on consolidated trading as defined by the Consolidated Tape Association and reported as part of the consolidated trading prices of New York Stock Exchange listed securities for the twenty consecutive trading days immediately preceding the date on which the Stock is contributed to the Plan.

     2.24 "Officer" shall mean those persons who are defined as officers in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934.

     2.25 "Participant" shall mean an Employee entitled to participate in this Plan under Article III hereof or any former Employee for whom an Account is maintained under the Plan.

     2.26 "Participating Company" shall mean PPL (prior to February 14, 2000, PP&L, Inc.), PPL EnergyPlus, LLC (prior to February 14, 2000, PP&L EnergyPlus Co., LLC) and each other Affiliated Company which is authorized by the Board to adopt this Plan by action of its board of directors.

     2.27 "PAYSOP Contributions" shall mean the contributions made by PPL in accordance with Section 4.3.

     2.28 "Plan" shall mean the PPL Employee Stock Ownership Plan (prior to February 14, 2000, the PP&L Employee Stock Ownership Plan), an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code, as set forth herein and as hereafter amended from time to time.

     2.29 "Plan Year" shall mean the fiscal year of PPL, which shall commence each January 1 and end on the next following December 31.

     2.30 "PPL" shall mean PPL Electric Utilities Corporation and its successors. Prior to February 14, 2000, "PPL" shall mean PP&L, Inc.

     2.31 "PPL Corporation" shall mean PPL Corporation and its successors. Prior to February 14, 2000, "PPL Corporation" shall mean PP&L Resources, Inc.

     2.32 "Qualified Military Service" means any service (either voluntary or involuntary) by an individual in the Uniformed Services if such individual is entitled to reemployment rights with a Participating Company with respect to such service.

     2.33 "Retirement Plan" shall mean the PPL Retirement Plan.

     2.34 "Returning Veteran" means a former Employee who on or after December 12, 1994, returns from Qualified Military Service to employment by a Participating Company within the period of time during which his reemployment rights are protected by law.

     2.35 "Spouse" shall mean the person to whom a Participant is married on any date of reference.

     2.36 "Stock" shall mean the common stock of PPL Corporation.

     2.37 "Total Disability" shall mean a disability of a nature which renders a

Participant eligible to participate in PPL's Long Term Disability Plan.

     2.38 "TRASOP Contributions" shall mean the contributions made by PPL in accordance with Sections 4.1(a) and 4.1(b).

     2.39 "Trust" or "Trust Agreement" shall mean the Agreement and Declaration of Trust, if any, executed under this Plan.

     2.40 "Trustee" shall mean the corporate Trustee or one or more individuals collectively appointed and acting under the Trust Agreement, if any.

     2.41 "Uniformed Services" means the Armed Forces, the Army National Guard and Air National Guard (when engaged in active duty for training, inactive duty training, or full-time National Guard duty), the commissioned corps of the Public Health Service, and any other category of persons designated by the President of the United States in time of war or emergency.

     2.42 "Valuation Date" shall mean the last day of each Plan Year and each interim date on which a valuation of the Fund is made.

                                  ARTICLE III
                                  ELIGIBILITY
                                  -----------

     3.1  Eligibility.

     (a) All persons who were participants in the Plan immediately prior to the Effective Date and who are in the employ of a Participating Company on the Effective Date shall be Participants hereunder as of such date. All Employees as of the Effective Date (but who are not eligible to participate under the preceding sentence) who have completed one year of Credited Service shall be Participants as of that date. Other Employees shall become Participants on the first day of the calendar month next following the date on which an Employee completes one year of Credited Service, or if later, on which an individual becomes an Employee. A "year of Credited Service," for the purposes of this Article, shall require completion of at least 1,000 Hours of Service during the 12 months from commencement of employment. An Employee who fails to complete 1,000 Hours of Service during his initial 12 months of employment shall complete a year of Credited Service as of the end of any Plan Year in which he completes 1,000 Hours of Service; provided, however, that the first Plan Year during which such Employee shall have the opportunity to complete such 1,000 Hours of Service shall include the anniversary of his commencement of employment.

     (b) An Employee may elect in writing not to become a Participant by filing such election with the Employee Benefit Plan Board.

     3.2  Participation.  A Participant shall share in contributions under
Article V for any Plan Year during which he (a) completes at least one Hour of Service and (b)

                                     III-1
receives Compensation. A Participant shall cease to be a Participant on the date on which his entire Account is distributed to him. Notwithstanding the foregoing, for Plan Year 1990, any Participant who is totally and permanently disabled shall share in contributions under Article V.

     3.3 Reemployment after Break of Service. In the event a Participant ceases to be an Employee and subsequently again becomes an Employee, he shall be readmitted as a Participant as of the date of his reemployment.

     3.4 Officers, Directors, and Shareholders. Officers, directors, and shareholders of a Participating Company who are Participants shall participate in the Plan on the same basis as other Participants.

     3.5 Rights Affected. Except as expressly provided to the contrary in the Plan, any former Employee who has retired or whose employment has terminated before the Effective Date shall receive no additional rights as a result of this amended and restated Plan, but shall have his rights and benefits determined solely under the Plan as it existed prior to the Effective Date. However, any former Employee who has terminated employment and who is reemployed as an Employee after the Effective Date shall have the rights and benefits provided hereunder.

     3.6 Data. Each Participant shall furnish to the Employee Benefit Plan Board such data as may be considered necessary by the Employee Benefit Plan Board for the determination of his rights and benefits under the Plan.

                                     III-2

                                  ARTICLE IV
                           CONTRIBUTIONS TO THE FUND
                           -------------------------

     4.1  TRASOP Contributions.

     (a) With respect to each Plan Year, PPL shall contribute to the Plan an amount equal to the one percent (1%) Additional Investment Credit claimed on its United States corporation income tax return for such Plan Year which is allowable without regard to whether Matching Contributions are made by Participants.

     (b) Commencing with the 1977 Plan Year, PPL shall also contribute, with respect to each Plan Year, an amount equal to the one-half percent (0.5%) Additional Investment Credit claimed on its United States corporation income tax return for such Plan Year which is allowable if Matching Contributions are made by Participants.

     (c) Contributions pursuant to this Section 4.1 shall be made within 30 days following the due date (including extensions of time) for filing PPL's United States corporation income tax return for such Plan Year; provided, however, that if the Additional Investment Credit cannot be utilized in such Plan Year and results in a carryover to future years, the contribution with respect to the Additional Investment Credit carried over may be made no later than 30 days after the due date (including extensions of time) for filing PPL's federal corporation income tax return for the Plan Year to which such Additional Investment Credit is carried over.

     (d) If PPL is subsequently determined to be entitled to an Additional Investment Credit for any Plan Year that is larger than that claimed, PPL shall contribute, with respect to such Plan Year, an amount equal to the increase in the Additional Investment Credit within 30 days of the date such determination becomes final.

     (e) If PPL is subsequently determined to be entitled to an Additional Investment Credit that is less than that claimed, or if any Additional Investment Credit is recaptured, PPL may reduce its contributions for the Plan Year (or any succeeding Plan Year) in which such determination or recapture becomes final by the amount of the reduction in, or recapture of, the Additional Investment Credit.

     (f) If the aggregate total amount of Matching Contributions by Participants with respect to a Plan Year, determined no later than the close of the second Plan Year following such Plan Year, is less than the aggregate total amount of PPL's TRASOP Contributions under Section 4.1(b) with respect to such Plan Year, the excess of such TRASOP Contributions over Matching Contributions may be withdrawn from the Plan by PPL.

     (g) Notwithstanding the foregoing, PPL shall not be under any obligation to make any TRASOP Contributions under the Plan with respect to any Plan Year in which it is not entitled to an Additional Investment Credit equal to the amount of such TRASOP Contributions.

     4.2  Matching Contributions.

     (a) Commencing with the 1977 Plan Year, a Participant may elect to make Matching Contributions on a prospective basis, subject to Sections 4.6, 4.7 and
4.8. Such election shall be made on a form prescribed by the Employee Benefit Plan Board and shall specifically designate that the contributions are intended to be matched by TRASOP Contributions made by PPL under Section 4.1(b).

     (b) The amount that a Participant may contribute as a Matching Contribution with respect to a Plan Year shall be determined by the Employee Benefit Plan Board, subject to Sections 4.6, 4.7 and 4.8. Initially, the amount which may be contributed by each Participant shall bear the same proportion to the total amount which may be contributed under this Section 4.2 as the amount of Compensation paid to such Participant bears to the total Compensation paid to all Participants during such Plan Year. If all Participants do not elect to, or fail to, contribute the maximum amount permitted, the Employee Benefit Plan Board may permit other Participants to elect to increase their contributions proportionately.

     (c) Matching Contributions by Participants may be made by payroll deductions or in cash and shall be made no later than the close of the second Plan Year following the Plan Year with respect to which they are made; provided, however, if PPL is determined to be entitled to an Additional Investment Credit that is larger than that claimed, additional Matching Contributions may be made by Participants who are still Employees no later than the second Plan Year following the Plan Year in which such determination becomes final. All Matching Contributions shall be invested in Stock each month. The Employee Benefit Plan Board may prescribe such rules and regulations with respect to Matching Contributions by Participants as it deems desirable.

     (d) If the aggregate total amount of Matching Contributions by Participants with respect to a Plan Year, determined as of the close of the second Plan Year following such Plan Year, is greater than the aggregate total amount of PPL's TRASOP Contributions under Section 4.1(b) with respect to such Plan Year, each Participant's proportionate share of such excess shall be returned to him.

     (e) Any election by an Officer to make Matching Contributions must be made not less than six months prior to the allocation of such Matching Contributions to such Officers' account and such election shall be irrevocable.

     4.3  PAYSOP Contributions.

     (a) For each Plan Year for which a tax credit is allowed under the Code, PPL may contribute to the Fund an amount up to one-half percent (0.5%) of the Compensation of all Participants for such Plan Year. Such amount shall be paid within 30 days following the due date (including extensions of time) for filing PPL's federal corporation income tax return for such Plan Year.

     (b) All PAYSOP Contributions shall remain in the Plan, as allocated, even though all or a part of the employee stock ownership credit for which such contributions may qualify under section 41 of the Code is redetermined.

     4.4 Dividend-based Contribution. Commencing with the 1990 Plan Year, a Participating Company or PPL Corporation may contribute to the Plan an amount determined at the sole discretion of PPL or PPL Corporation relating to the reduction in taxes arising out of the payment of dividends to participants and the contribution thereof to the Plan. The Dividend-based Contribution is in addition to contributions made pursuant to Sections 4.1, 4.2 and 4.3. All contributions by PPL, PPL Corporation or a Participating Company are expressly conditioned upon their deductibility for federal income tax purposes.

     4.5  Investment in Stock.  All TRASOP, PAYSOP, Dividend-based, and

Matching Contributions may be in cash or in Stock; provided, however, that (a) if a Contribution is in cash, the Trustee shall use such Contribution to purchase Stock from PPL Corporation or others on or before the last day on which the Contribution could have been made under Section 4.1(c) and (b) if a Contribution is in Stock, the number of shares contributed will be determined by the Market Value of the Stock.

     4.6  Limitation on Matching Contributions and TRASOP Contributions.

     (a) For any Plan Year, the Average Contribution Percentage for the Highly Compensated Eligible Employees shall not exceed the greater of (1) or (2) as follows:

          (1) The Average Contribution Percentage for all other Eligible Employees, multiplied by one hundred twenty-five percent (125%); or

          (2) The Average Contribution Percentage for all other Eligible Employees, multiplied by two hundred percent (200%); provided, however, the Average Contribution Percentage for the Highly Compensated Eligible Employees may not exceed the Average Contribution Percentage for all other Eligible Employees by more than two percentage points.

     (b) Effective January 1, 1989, for any Plan Year in which a Participant in this Plan is also a participant in any other qualified retirement plan maintained by PPL or any Affiliated Company under which the Participant makes elective deferrals, the sum of the actual deferral percentage (as defined in section 401(k)(3)(B) of the Code and regulations thereunder) and the Average Contribution Percentage for the Highly Compensated Eligible Employees shall not exceed the sum of:

         (1) One hundred twenty-five percent (125%) multiplied by the greater of the actual deferral percentage or the Average Contribution Percentage for all other Eligible Employees; plus

          (2)  The lesser of

               (A) Two hundred percent (200%) multiplied by the lesser of the actual deferral percentage or the Average Contribution Percentage for all other Eligible Employees; or

               (B) Two (2) percentage points plus the lesser of the actual deferral percentage or the Average Contribution Percentage for all other Eligible Employees.

     (c) The application of this Section 4.6 shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     4.7 Prevention of Violation of Limitation on Matching Contributions and TRASOP Contributions. The Employee Benefit Plan Board shall monitor the level of Participants' Matching Contributions and TRASOP Contributions under Section 4.1(b) and elective deferrals, employee contributions, and employer matching contributions under any other qualified retirement plan maintained by PPL or any Affiliated Company to ensure against exceeding the limitations of Section 4.6 for any Plan Year. If the Employee Benefit Plan Board determines that the limitations of Section 4.6 may be or have been exceeded, it shall take the appropriate following actions for such Plan Year:

     (a) The Average Contribution Percentage for the Highly Compensated Eligible Employees shall be reduced to the extent necessary to satisfy at least one of the tests in Section 4.6(a) and the test in Section 4.6(b).

     (b) The reduction shall be accomplished by reducing the maximum Contribution Percentage for any Highly Compensated Eligible Employee to an adjusted maximum Contribution Percentage, which shall be the highest Contribution Percentage that would cause one of the tests in Section 4.6(a) and the test in Section 4.6(b) to be satisfied, if each Highly Compensated Eligible Employee with a higher Contribution Percentage had instead the adjusted maximum Contribution Percentage, reducing the Highly Compensated Eligible Employees' Matching Contributions, TRASOP Contributions under Section 4.1(b), and employee contributions and employer matching contributions under any other qualified retirement plan maintained by PPL or any Affiliated Company in order of priority based on the dollar amount of each Eligible Highly Compensated Employee's Matching Contributions and TRASOP Contributions, beginning with the Highly Compensated Eligible Employee(s) with the highest dollar amount of Matching Contributions and TRASOP Contributions.

     (c) (1) To the extent practicable, the Employee Benefit Plan Board shall prospectively limit a Highly Compensated Eligible Employee's (A) voluntary employee contributions under the Employee Savings Plan, (B) voluntary employee contributions under the Deferred Savings Plan and (C) Matching Contributions to reduce his Contribution Percentage to his adjusted maximum Contribution Percentage.

          (2) In addition, not later than two and one half months after the close of the Plan Year for which such contributions were made, the remaining difference between a Highly Compensated Eligible Employee's Contribution Percentage and the Highly Compensated Eligible Employee's adjusted maximum contribution Percentage, with earnings attributable thereto, shall be paid to the Highly Compensated Eligible Employee; provided, however, that, for any Participant who is also a Participant in any other qualified retirement plan maintained by PPL or any Affiliated Company under which the Participant makes elective deferrals or employee contributions or is credited with employer matching contributions for such year, the Employee Benefit Plan Board shall coordinate corrective actions under this Plan and such other plan for the year.

     4.8 Suspension of Matching Contributions. In the event that a Participant takes a withdrawal from his salary reduction account under the Deferred Savings Plan or the Employee Savings Plan prior to his attainment of age 59 1/2, the Participant shall not be permitted to make any additional Matching Contributions under this Plan for a period of twelve (12) months commencing on the date of his receipt of the withdrawal.

                                   ARTICLE V
                                  ALLOCATION
                                  ----------

     5.1 Accounts. A separate Account shall be created for each Participant. Separate subaccounts shall also be maintained with respect to the Stock acquired with (a) TRASOP and PAYSOP Contributions, (b) Matching Contributions and (c) Dividend-based Contributions. Additional subaccounts may be established at the Employee Benefit Plan Board's discretion.

     5.2 Allocation of Contributions. Contributions made for any Plan Year shall be allocated among the Participants entitled to share in the allocation of contributions pursuant to Section 3.2 in accordance with the following rules.

     (a) All Stock acquired through TRASOP and PAYSOP Contributions made with respect to a Plan Year under Sections 4.1(a) and 4.3(a) shall be allocated, as of the close of such Plan Year, to the Account of each Participant (who was a Participant at any time during such Plan Year). The amount of such Stock allocated to each Participant's Account shall bear the same proportion to the total amount of such Stock allocated with respect to such Plan Year as the amount of the Compensation paid to such Participant bears to the total Compensation paid to all Participants during such Plan Year.

     (b) Stock acquired through TRASOP Contributions made with respect to a Plan Year under Section 4.1(b) and dividends thereon, shall be allocated, as of the close of such Plan Year, to the Account of each Participant (who made Matching Contributions for such Plan Year); such allocation shall be made no later than the end of the second Plan Year following the Plan Year with respect to which such Contributions were made. The amount of such Stock allocated to a Participant's Account as provided by this
Section 5.2(b) shall bear the same proportion to the total amount of such Stock allocated with respect to such Plan Year as the amount of Matching Contributions made by such Participant bears to the total Matching Contributions made by all Participants with respect to such Plan Year.

     (c) Stock acquired with Matching Contributions by Participants shall be allocated to the Accounts of each Participant making such contributions.

     (d) Subject to Section 5.2(e), Stock acquired with the Dividend-based Contribution made with respect to a Plan Year shall be allocated, as of the close of such Plan Year, as follows:

          (1) 75% of the Dividend-based Contribution shall be allocated to the Account of each Participant to whom or on whose behalf dividends were paid at any time during the portion of such Plan Year in which the Participant was an Employee. The amount of such Stock allocated to each Participant's Account shall bear the same proportion to the total amount of such Stock allocated with respect to such Plan Year as the amount of dividends paid to such Participant during the portion of the Plan Year in which he was an Employee bears to the total amount of dividends paid to all Participants during the portion of such Plan Year in which they were Employees; and

          (2) 25% of the Dividend-based Contribution shall be allocated to the Account of each Participant who was a Participant at any time during such Plan Year. The amount of such Stock allocated to each Participant's Account shall bear the same proportion to the total amount of such Stock allocated with respect to such Plan Year as the amount of the Compensation paid to such Participant bears to the total Compensation paid to all Participants during such Plan Year.

     (e) In the event the allocation under Section 5.2(d)(1) above for any Plan Year discriminates in favor of the Highly Compensated Eligible Employees, as determined under section 401(a)(4) of the Code and regulations thereunder, then the percentage of the Dividend-based Contribution to be allocated under Section 5.2(d)(1) shall be decreased and the percentage to be allocated under Section 5.2(d)(2) shall be correspondingly increased until the allocation under Section 5.2(d)(1) no longer discriminates in favor of the Highly Compensated Eligible Employees.

     5.3 Allocation of Earnings. Any dividends or other distributions on the Stock allocated to a Participant's Account shall be paid no later than 90 days after the close of the Plan Year to the Participant in cash either by the Trustee or directly by PPL, a Participating Company or PPL Corporation.

     5.4  Special Allocation Rule.

     (a) The TRASOP and PAYSOP Contributions shall be allocated in accordance with Section 5.2; however, no more than one-third of TRASOP and PAYSOP Contributions with respect to a Plan Year may be allocated to the group of Employees consisting of Highly Compensated Eligible Employees.

     (b) No Participant may receive an allocation under the Dividend-based Contribution provided for in Section 5.2(d) above which equals or exceeds 5% of such Participant's Compensation for the Plan Year for which such allocation is being made.

     5.5 Maximum Allocation. The provisions of this Section shall be construed to comply with section 415 of the Code.

     (a) Notwithstanding anything in this Article to the contrary, in no event shall the sum of (1) any Participating Company or PPL Corporation contributions and other employer contributions, (2) any forfeitures and (3) the Participant's own contributions, if any, allocated for any Limitation Year to any Participant under this and any other defined contribution plan maintained by PPL or any 50% Affiliated Company, exceed the lesser of (A) $30,000 plus the lesser of $30,000 or the value of the Stock contributed to the Plan for such Plan Year or (B) twenty-five percent (25%) of any Participant's compensation for the Limitation Year. Amounts described in sections 415(l) and 419A(d)(2) of the Code contributed for any Plan Year for the benefit of any Participant shall be treated as annual additions to the extent provided in such Sections.

     (b) If the amount otherwise allocable to the accounts of a Participant would exceed the amount described in Section 5.5(a) as a result of a reasonable error in estimating the Participant's Compensation, the Employee Benefit Plan Board shall determine which portion of such excess amount is attributable to the Participant's (1) voluntary employee contributions under the Employee Savings Plan, (2) voluntary employee contributions under the Deferred Savings Plan, (3) elective deferrals under the Employee Savings Plan, (4) elective deferrals under the Deferred Savings Plan, (5)

Matching Contributions under Section 4.2, (6) Company Contributions under the Deferred Savings Plan and (7) TRASOP, PAYSOP, or Dividend-based Contributions under Article IV.

     (c) Amounts attributable to voluntary employee contributions under the Employee Savings Plan under Section 5.5(b)(1) and earnings thereon shall be returned to the Participant.

     (d) Amounts attributable to voluntary employee contributions under the Deferred Savings Plan under Section 5.5(b)(2) and earnings thereon shall be returned to the Participant.

     (e) Amounts attributable to elective deferrals under the Employee Savings Plan under Section 5.5(b)(3) shall be treated as voluntary employee contributions and, along with earnings thereon, returned to the Participant.

     (f) Amounts attributable to elective deferrals under the Deferred Savings Plan under Section 5.5(b)(4) shall be treated as voluntary employee contributions and, along with earnings thereon, returned to the Participant.

     (g)  Amounts attributable to a Participant's Matching Contributions under
Section 5.5(b)(5) and earnings thereon shall be returned to the Participant.

     (h) Amounts attributable to Company Contributions under the Deferred Savings Plan under Section 5.5(b)(6) will be held in a suspense account until the following Plan Year at which time the amounts will be used to reduce Company Contributions for the year.

     (i)  Amounts attributable to excess TRASOP, PAYSOP, or Dividend-based

Contributions under Section 5.5(b)(7) shall be allocated to the accounts of other Participants in accordance with Section 5.2. Any excess Contributions or Stock purchased with such Contributions which cannot be allocated in a Plan Year to Participants' Accounts shall be held in a suspense account until the Plan Year in which it is first possible to allocate such Contributions or Stock to Participants' Accounts.

     (j) (1) If in any Limitation Year beginning before January 1, 2000, a Participant in this Plan is also a participant in one or more qualified defined benefit plans maintained by PPL or any 50% Affiliated Company, the projected annual benefit under such qualified defined benefit plan or plans shall be reduced if necessary, so that the sum of the fractions described in (A) and (B) does not exceed 1.0 for such Limitation Year:

               (A) Defined Benefit Fraction - a fraction, the numerator of which is the Participant's projected annual benefit under the defined benefit pension plans in which he has participated, determined as of the close of the limitation years of such plans, and the denominator of which is the lesser of:
(i) 1.25 x $90,000 or (ii) 140% of the Participant's highest average compensation over any three consecutive calendar years. For purposes of this Section, "projected annual benefit" shall mean the annual benefit to which a participant would be entitled under the terms of a qualified defined benefit plan if he had continued employment until his normal retirement date under such plan and if his compensation for the purpose of such plan continued at the same rate.
               (B) Defined Contribution Fraction - a fraction, the numerator of which is the sum of the annual additions to the Participant's accounts under all defined contribution plans sponsored by PPL or any 50% Affiliated Company for all limitation years, and the denominator of which is the sum of the lesser of the following amounts, determined for each of such Limitation Years and for each prior limitation year of service with PPL or 50% Affiliated Company: (i) 1.25 x $30,000 or (ii) 35% of the Participant's compensation for such limitation year.

          (2) If the Plan and the defined benefit plan referred to in Subsection (j)(1)(A) satisfied section 415 of the Code for the Limitation Year ended December 31, 1986, an amount shall be subtracted from the numerator of the fraction described in Subsection (j)(1)(B) (not exceeding such numerator). The amount to be subtracted shall be the product of:

               (A) the sum of the defined contribution fraction under Subsection (j)(1)(B) plus the defined benefit fraction under Subsection
(j)(1)(A) as of December 31, 1986, minus one, multiplied by

               (B) the denominator of the defined contribution plan fraction under Subsection (j)(1)(B) as of December 31, 1986.

     (k) (1) The dollar limitations described in Subsections (a) and (j) shall be adjusted in accordance with governmental regulations prescribing the method and amount of such adjustments.

          (2) The dollar limitations described in Subsections (a) and (j) shall not reduce the annual additions to the Accounts of any Participant under the Plan prior to the Effective Date using the applicable maximum dollar limitations then in effect.

     (l) (1) To the extent that any qualified defined contribution was in existence on July 1, 1982, the Employee Benefit Plan Board may elect to apply Subsection (j)(1)(B) with respect to any Plan Year ending after December 31, 1982, by calculating the denominator under Subsection (j)(1)(B) for all Plan Years ending before January 1, 1983. The alternate amount shall be equal to the amount determined for the denominator under Subsection (j)(1)(B) as in effect for the Plan Year ending in 1982, multiplied by the "transition fraction."

          (2) The transition fraction shall be a fraction determined as follows:

               (A) The numerator shall consist of the lesser of: (i) $51,875, or (ii) thirty-five percent (35%) of the Participant's compensation for the Plan Year ending in 1981.

               (B) The denominator shall consist of the lesser of: (i) $41,500, or (ii) twenty-five percent (25%) of the Participant's compensation for the Plan Year ending in 1981.

     (m) For the purpose of this Section 5.5, "compensation" shall be defined in accordance with section 415(c)(3) of the Code and regulations thereunder so that, for years beginning on or after January 1, 1998, "compensation" shall also include amounts excluded from gross income under sections 125, 402(e)(3), 402(h)(1)(B) or 403(b).

                                  ARTICLE VI
                            PARTICIPANTS' ACCOUNTS
                            ----------------------

     6.1 Accounts. All contributions and earnings thereon may be invested in one commingled Fund for the benefit of all Participants. However, in order that the interest of each Participant may be accurately determined and computed, a separate Account shall be maintained for each Participant which shall represent his interest in the Fund.

     6.2 Valuation. The value of each investment medium in the Fund shall be computed by the Trustee as of the close of business on each Valuation Date on the basis of the fair market value of all assets of the Fund.

     6.3 Accounting for Allocations. The Employee Benefit Plan Board shall provide for the establishment of accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts provided for in this Article. From time to time, such procedures may be modified for the purpose of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this Article.

                                  ARTICLE VII
                                 DISTRIBUTION
                                 ------------

     7.1 General. The interest of each Participant in the Fund shall be distributed in the manner, in the amount and at the time provided in this Article, except that in the event of termination of the Plan the provisions of
Article X shall govern. Each Participant shall have a nonforfeitable right to all Stock allocated to his Account, except as set forth in Sections 4.1(f), 4.7(c) and 5.5. The provisions of this Article shall be construed in accordance with section 401(a)(9) of the Code and regulations thereunder.

     7.2 Death. If a Participant dies either while in the employment of a Participating Company or after termination of employment but prior to the commencement of benefit payments, the full amount of his interest in the Fund shall be paid to the Participant's beneficiary in a single sum.

     7.3  Beneficiary Designation.

     (a) Death benefits under the Plan shall be paid to the surviving Spouse of a Participant, including the Spouse of a Participant who has retired or whose employment has terminated before the Effective Date, (1) unless (A) such Spouse consents in writing not to receive such benefit and consents to the specific beneficiary designated by the Participant, (B) such consent acknowledges its own effect, and (C) such consent is witnessed by a Plan representative or notary public; or (2) unless the Participant establishes to the satisfaction of a Plan representative either that he has no Spouse, that his Spouse cannot be located, or that his Spouse's consent is not required under such other circumstances as are prescribed under governmental regulations.

                                     VII-1

     (b) Except as provided in this Section, each Participant shall have the unrestricted right at any time to designate the beneficiary or beneficiaries who shall receive, upon or after his death, his interest in the Fund by executing and filing with the Employee Benefit Plan Board a written instrument in such form as may be prescribed by the Employee Benefit Plan Board for that purpose. Except as provided in this Section, the Participant shall have the unrestricted right to revoke and to change, at any time and from time to time, any beneficiaries previously designated by him by executing and filing with the Employee Benefit Plan Board a written instrument in such form as may be prescribed by the Employee Benefit Plan Board for that purpose. No designation, revocation or change of beneficiaries shall be valid and effective unless and until filed with the Employee Benefit Plan Board.

     If no designation is made, or if the beneficiaries named in such designation predecease the Participant, or if the beneficiary cannot be located by the Employee Benefit Plan Board, the interest of the deceased Participant shall be paid to the surviving spouse or if none, to the Participant's estate.

     The amount payable upon the death of a Participant shall be paid in Stock or cash as elected by the recipients.

     7.4  Disability.

     (a) If a Participant suffers a Total Disability prior to his termination of employment with PPL and all Affiliated Companies and is on inactive status on account of such Total Disability, the full amount of his interest in the Fund shall be paid to him or applied for his benefit upon Participant's consent in writing to such payment or application

                                     VII-2
following the determination of his Total Disability in accordance with the provisions of this Article VII.

     (b) Total Disability shall be determined by the Employee Benefit Plan Board which may consult with a medical examiner selected by it. The medical examiner shall have the right to make such physical examinations and other investigations as may be reasonably required to determine Total Disability.

     7.5 Termination of Employment. Upon a Participant's retirement or other termination of employment with PPL and all Affiliated Companies, he shall be entitled to receive his interest in the Fund. Subject to Subsection 7.7(b), (a) if the value of his interest in the Fund exceeds, or exceeded at the time of any prior distribution, $5,000, his interest shall not be paid to him or applied for his benefit until (1) he consents in writing to such payment or application, or
(2) he attains his 65th birthday or (3) he dies; whichever occurs first; (b) otherwise, his interest shall be paid to him or applied for his benefit in a single sum within 60 days after such termination takes place.

     7.6 Valuation for Distribution. For the purposes of paying the amounts to be distributed to a Participant or his beneficiaries under the provisions of this Article, the value of the Fund and the amount of the Participant's interest shall be determined in accordance with the provisions of Article VI as of the Valuation Date coincident with or next following the event which gives rise to a payment under this Article. There shall be added to such amount the additional contributions, if any, which are to be allocated to the Participant's Account pursuant to Article IV.

     7.7  Timing of Distribution.

                                     VII-3

     (a) Subject to Subsection (b), a Participant entitled to receive benefits under this Article shall commence to receive benefits as soon as administratively practicable, but in no event shall any Participant receive benefits later than the earliest of the dates determined under (1), (2) or (3) below:

          (1) the 60th day after the close of the Plan Year in which occurs the later of (A) the Participant's attainment of age 65 or (B) the Participant's termination of employment with PPL and all Affiliated Companies;

          (2) the April 1st after the end of the calendar year in which occurs the Participant's attainment of age 70 1/2; or

          (3) in the event of the Participant's death, December 31 of the calendar year following the year of the Participant's death.

     (b) A Participant who terminates employment with a Participating Company on or after age 55, and whose Account exceeds, or exceeded at the time of any prior distribution, $5,000, shall be entitled to defer payment of his benefits until a date not later than that specified in Section 7.7(a)(2).

     (c) The Employee Benefit Plan Board shall supply to each Participant who is entitled to distribution before his death or attainment of age 65 and the value of whose Account exceeds, or exceeded at the time of any prior distribution, $5,000, written information relating to his right to defer distribution under Section 7.4, 7.5 or 7.7(b). Such notice shall be furnished not less than 30 days nor more than 90 days prior to the Participant's benefit commencement date, except that such notice may be furnished less than 30 days prior to the Participant's benefit commencement date if (1) the Employee

                                     VII-4

Benefit Plan Board informs the Participant that the Participant has the right to a period of at least 30 days after receiving such notice to consider the decision whether to elect a distribution, and the mode in which he desires such distribution to be made, and (2) the Participant, after receiving such notice, affirmatively elects a distribution.

     7.8 Mode of Distribution. The sole form of benefit under Sections 7.2, 7.4 and 7.5 shall be a single sum payment. Any additional Stock which is subsequently allocated to the Participant's Account shall be distributed within 60 days following the date on which such allocation is actually made. At the election of the Participant, all distributions will be either in cash or in full shares of Stock and cash in lieu of fractional shares based on the price at which the Trustee sells such Stock or the fair market value thereof, if the Stock is not sold.

     7.9  Withdrawals.

     (a) A Participant may, by filing a written election with the Employee Benefit Plan Board, withdraw from his Account all Stock which has been allocated with respect to a Plan Year ending at least 84 months prior to the end of the Plan Year in which such election was made. The number of shares eligible for withdrawal during a Plan Year will be determined on or before October 1 of the preceding Plan Year. Elections must be received by the first day of March, June, September or December of the year in which the withdrawal is made. Payments of withdrawals under this Subsection 7.9(a) will be made within 60 days following the end of the quarter for which the election is made.

     (b) (1) Any Participant who has completed at least ten years of participation in the Plan and attained age 55 may elect within 90 days after the close of each Plan

                                     VII-5

Year in the election period (as defined in Subsection (b)(2) below) to withdraw 25% of his Account attributable to Stock acquired by or contributed to the Plan on or after December 31, 1986 to the extent such portion of his Account exceeds the sum of (A) the amount to which a prior election under this Subsection applies and (B) any amount withdrawn under Subsection (a) pursuant to an election made within 90 days after the close of any Plan Year in the election period. In the case of a Participant's final election, "50%" shall be substituted for "25%" in the preceding sentence to determine the amount the Participant may withdraw. The determination of the date on which Stock is acquired by or contributed to the Plan shall be made in accordance with section 401(a)(28) of the Code and regulations thereunder.

          (2) The election period for purposes of this Subsection is the six Plan Year period that begins with the Plan Year in which occurs the later of (A) the Participant's attainment of age 55 or (B) the first Plan Year in which the Participant has completed ten years of participation, except that the election period shall not begin before December 31, 1986.

          (3) Payments of withdrawals under this Subsection 7.9(b) will be made within 90 days following the end of the 90-day period during which the withdrawal election is made.

     (c) Notwithstanding the provisions of Section 7.9(a) and (b) above, Officers may not withdraw any Stock which has been in the Plan less than six months. Any election by an Officer to make a withdrawal pursuant to this Section
7.9 must be made not less than six months prior to the date of the withdrawal and such election shall be irrevocable.

                                     VII-6

     7.10 Optional Direct Transfer of Eligible Rollover Distributions.

     (a) Except to the extent otherwise provided by section 401(a)(31) of the Code and regulations thereunder, a Participant or an alternate payee under a Qualified Domestic Relations Order who is the spouse or former spouse of a Participant, entitled to receive a withdrawal or distribution from the Plan may elect to have the Trustee transfer all or a portion of the amount to be distributed directly to:

          (1) an individual retirement account described in section 408(a) of the Code,

          (2) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract),

          (3)  a qualified defined contribution retirement plan described in section 401(a) of the Code, the terms of which permit the acceptance of rollover contributions from this Plan, or

          (4) an annuity plan described in section 403(a), the terms of which permit the acceptance of rollover contributions from this Plan.

A beneficiary entitled to receive a distribution from the Plan who is the spouse of a Participant shall have the right to transfer all or a portion of the amount to be distributed directly to a section 408(a) or 408(b) plan described in Subsections (a)(1) and (a)(2) above.

     (b) the Participant or beneficiary must specify the name of the plan to which the amount is to be transferred, on a form and in a manner prescribed by the Employee Benefit Plan Board.

                                     VII-7

     (c)  Subsection (a) shall not apply to the following distributions:

          (1)  any distribution of Matching Contributions,

          (2) any distribution which is one of a series of substantially equal installments over either (1) a period of ten (10) years or more, or (2) a period equal to the life or life expectancy of the Participant or the joint lives or life expectancy of the Participant and his beneficiary,

          (3) that portion of any distribution after the Participant's Required Beginning Date that is required to be distributed to the Participant by the minimum distribution rules of section 401(a)(9) of the Code, or

          (4) such other distributions as may be exempted by applicable statute or regulation from the requirements of section 401(a)(31) of the Code.

                                     VII-8

                                  ARTICLE VIII
                                 ADMINISTRATION
                                 --------------

     8.1  Administration by Employee Benefit Plan Board.

     (a) The Plan shall be administered by an Employee Benefit Plan Board, consisting of not more than five persons nor fewer than three persons. Members of the Employee Benefit Plan Board shall be appointed from time to time by the Board of Directors of PPL Corporation and shall serve at the pleasure of the Board of Directors of PPL Corporation. Vacancies shall be filled in the same manner as appointments. Any member of the Employee Benefit Plan Board may resign by delivering a written resignation to the Board of Directors or to the Secretary of the Employee Benefit Plan Board effective upon delivery or at any other future date specified therein.

     (b) The Employee Benefit Plan Board shall elect a chairman from its members and shall appoint a secretary who may be, but need not be, a member of the Employee Benefit Plan Board. The Employee Benefit Plan Board shall not receive any compensation for its services.

     (c) The Employee Benefit Plan Board may act at a meeting or in writing without a meeting. A majority of the members of the Employee Benefit Plan Board at the time in office shall constitute a quorum for the transaction of business at all meetings and a majority of those present at any meeting shall be required for action. All decisions by the Employee Benefit Plan Board arrived at without a meeting shall be made by the vote or assent of a majority of its members. No member of the Employee Benefit Plan Board may act, vote or otherwise influence a decision of the Employee Benefit Plan Board

                                    VIII-1
specifically relating to the Employee Benefit Plan Board member's own participation under the Plan.

     (d) The Employee Benefit Plan Board may adopt such rules and regulations as it deems desirable for the conduct of its affairs. All rules and decisions of the Employee Benefit Plan Board shall be uniformly and consistently applied. The Employee Benefit Plan Board shall have the final right of interpretation, construction and determination under the Plan and decisions of the Employee Benefit Plan Board are final and conclusive for all purposes.

     8.2 Duties and Powers of Employee Benefit Plan Board and Administrative Committee.

     (a) In addition to the duties and powers described elsewhere hereunder, the Employee Benefit Plan Board shall have all such powers as may be necessary to discharge its duties hereunder including but not limited to the following specific duties and powers:

          (1) to retain such consultants, accountants, agents, clerical assistants and attorneys as may be deemed necessary or desirable to render statements, reports and advice with respect to the Plan and to assist the Employee Benefit Plan Board in complying with all applicable rules and regulations affecting the Plan. Any consultants, accountants, or attorneys may be the same as those retained by PPL;

          (2)  to make such amendments as provided for in Article X;

          (3) to enact uniform and nondiscriminatory rules and regulations to carry out the provisions of the Plan;

                                    VIII-2

          (4) to compute the amount of any distribution payable to a Participant or other amounts payable under the Plan and authorize disbursement from the Fund;

          (5)  to interpret the provisions of the Plan;

          (6) to determine whether any domestic relations order received by the Plan is a qualified domestic relations order as provided in section 414(p) of the Code;

          (7)  to evaluate administrative procedures;

          (8) to delegate such duties and powers as the Employee Benefit Plan Board shall determine from time to time to any person or persons or to an administrative committee. To the extent of any such delegation, the delegate shall have the duties, powers, authority, and discretion of the Employee Benefit Plan Board; and

          (9) to establish a claims procedure under which claims will be reviewed by the Manager-Employee Benefits of PPL (effective upon the closing of the PPL Corporation corporate realignment pursuant to which PPL will separate its electric generation and energy marketing operations from its regulated electric transmission and distribution business, by the Manager-Employee Benefits of PPL Services Corporation), or such other individual as may be designated by the Vice President-Human Resources of PPL (effective upon the closing of the PPL Corporation corporate realignment pursuant to which PPL will separate its electric generation and energy marketing operations from its regulated electric transmission and distribution business, by the Vice President-Human Resources of PPL Services Corporation) and under which each claimant shall receive notice in writing in the event any claim for benefits with respect to a Participant's participation in the Plan has been denied; such notice shall set

                                    VIII-3
forth the specific reasons for such denial. Such claims procedure shall also provide an opportunity for full and fair review by the Administrative Committee of the Employee Benefit Plan Board;

     (b) In addition, to any other duties and powers it may possess, the Administrative Committee of the Employee Benefit Plan Board shall have the following specific duties and powers:

          (1) to resolve questions or disputes relating to eligibility for distributions or the amount of distributions under the Plan;

          (2)  to interpret the provisions of the Plan;

     The Employee Benefit Plan Board and the Administrative Committee of the Employee Benefit Plan Board shall have the discretionary authority and final right to interpret, construe and make benefit determinations (including eligibility and amount) under the Plan. The decisions of the Employee Benefit Plan Board and the Administrative Committee of the Employee Benefit Plan Board are final and conclusive for all purposes.

     8.3 Reliance on Reports and Certificates. The members of the Employee Benefit Plan Board and the officers and directors of PPL, any Participating Company and PPL Corporation shall be entitled to rely upon all valuations, certificates and reports made by the Trustee or by any duly appointed accountant, and upon all opinions given by any duly appointed legal counsel.

     8.4 Functions. The Employee Benefit Plan Board shall cause to be maintained such books of account, records and other data as may be necessary or advisable in its

                                    VIII-4
judgment for the purpose of the proper administration of the Plan.

     8.5 Indemnification of the Employee Benefit Plan Board. Each member of the Employee Benefit Plan Board, the Administrative Committee, and each of their designees shall be indemnified by the Participating Companies against expenses (other than amounts paid in settlement to which a Participating Company does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of the delegation to him of administrative functions and duties, except in relation to matters as to which he shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the member of the Employee Benefit Plan Board, the Administrative Committee, and each of their designees may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the member of the Employee Benefit Plan Board, the Administrative Committee and each of their designees may be entitled pursuant to the bylaws of PPL. Service on the Employee Benefit Plan Board shall be deemed in partial fulfillment of the Employee Benefit Plan Board member's function as an employee, officer and/or director of PPL or PPL Corporation, if he serves in such other capacity as well.

     8.6 Allocation of Fiduciary Responsibilities. A fiduciary shall have only those specific powers, duties, responsibilities and obligations as are specifically given under this Plan or the Trust Agreement. A fiduciary may serve in more than one fiduciary capacity with respect to the Plan. It is intended that each fiduciary shall be responsible for the

                                     VIII-5
proper exercise of the fiduciary's own powers, duties, responsibilities and obligations under this Plan and the Trust Agreement, and generally shall not be responsible for any act or failure to act of another fiduciary.

                                    VIII-6

                                   ARTICLE IX
                                    THE FUND
                                    --------

     9.1 Designation of Trustee. PPL, by appropriate resolution of its Board of Directors, shall name and designate a Trustee and enter into a Trust Agreement with such Trustee. PPL shall have the power to amend the Trust Agreement, remove the Trustee, and designate a successor Trustee, all as provided in the Trust Agreement. All of the assets of the Plan shall be held by the Trustee for use in accordance with this Plan in providing for the benefits hereunder.

     9.2 Exclusive Benefit. Prior to the satisfaction of all liabilities under the Plan in the event of termination of the Plan, no part of the corpus or income of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries except as expressly provided in this Plan and in the Trust Agreement.

     9.3 No Interest in Fund. No persons shall have any interest in, or right to, any part of the assets or income of the Fund, except as to and to the extent expressly provided in this Plan and in the Trust Agreement.

     9.4 Trustee. The Trustee shall be the fiduciary with respect to management and control of Plan assets held by it and shall have exclusive and sole responsibility for the custody and investment thereof in accordance with the Trust Agreement.

     9.5 Expenses. All expenses of administration of this Plan shall be paid from the Fund unless they are paid directly by a Participating Company.

                                   ARTICLE X
                     AMENDMENT OR TERMINATION OF THE PLAN
                     ------------------------------------

   10.1 Amendment. Each Participating Company shall have the power to amend the Plan by or pursuant to action of its board of directors, but any such amendment to the Plan must be approved by PPL Services Corporation, and shall only apply to those Participants who are employees of the Participating Company authorizing the amendment. Any amendment that significantly affects the cost of the Plan or significantly alters the benefit design or eligibility requirements of the Plan shall be adopted by both PPL Services Corporation and any Participating Company whose employees are affected. In addition, the Employee Benefit Plan Board may adopt any amendment that does not significantly affect the cost of the Plan or significantly alter the benefit design or eligibility requirements of the Plan. Each amendment to the Plan will be binding on the Participating Company to which it applies. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no such amendment or termination shall cause any part of the monies contributed hereunder to revert to PPL or to be diverted to any purpose other than for the exclusive benefit of Participants and their beneficiaries. No amendment shall have the effect of retroactively depriving Participants of benefits already accrued under the Plan. Upon complete termination of the Plan without establishment or maintenance of a successor plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code), Participants may receive distribution of their Accounts. Amendments to the allocation formulas contained in Article V shall not be made more frequently than once every six months.

   10.2 Termination. The Plan and the Fund forming part of the Plan may be terminated or contributions completely discontinued at any time by or pursuant to action of the board of directors of PPL Corporation. In the event of a termination, partial termination, or a complete discontinuance of contributions or in the event PPL Corporation is dissolved, liquidated, or adjudicated a bankrupt, the interest of the Participants, their estates and beneficiaries, shall be nonforfeitable and shall be fully vested, and distributions shall be made to them in full shares of Stock and cash in lieu of fractional shares based on the price at which the Trustee sells such Stock or the fair market value thereof. When all assets have been paid out by the Trustee, the Fund shall cease. Any distribution after termination of the Plan may be made at any time, and from time to time, in whole or in part in full shares of Stock and cash in lieu of fractional shares based on the price at which the Trustee sells such Stock or the fair market value thereof; provided, however, that no Stock may be distributed to a Participant within seven years after the month in which such Stock was allocated to the Participant's Account except in the case of the Participant's retirement, Total Disability, death or other termination of employment with PPL and all Affiliated Companies. In making such distributions, any and all determinations, divisions, appraisals, apportionments and allotments so made shall be final and conclusive.

   10.3 Special Rule. In the event that the Plan is terminated in accordance with Section 10.2, unallocated amounts held in a suspense account described in
Section 5.5 shall be allocated among Participants, subject to the limitations of
Section 5.5, in the year
of termination and amounts which cannot be allocated by reason of the limitations of Section 5.5 may be withdrawn from the Fund and returned to PPL or PPL Corporation.

   10.4 Merger. The Plan shall not be merged with or consolidated with, or its assets be transferred to, any other qualified retirement plan unless each Participant would (assuming the Plan then terminated) receive a benefit after such merger, consolidation or transfer which is of actuarial value equal to or greater than the benefit he would have received from the value of his Account if the Plan had been terminated on the day before such merger, consolidation or transfer. No amounts shall be transferred to this Plan which would cause the Plan to be a direct or indirect transferee of a plan to which the joint and survivor annuity and pre-retirement survivor annuity requirements of sections 401(a)(11) and 417 of the Code apply.

                                  ARTICLE XI
                             TOP HEAVY PROVISIONS
                             --------------------

   11.1 General. The following provisions shall apply automatically to the Plan and shall supersede any contrary provisions for each Plan Year in which the Plan is a Top Heavy Plan. It is intended that this Article shall be construed in accordance with the provisions of section 416 of the Code.

   11.2 Definitions. The following definitions shall supplement those set forth in Article II of the Plan:

   (a)    "Aggregation Group" shall mean:

          (1) each plan (including a frozen plan or a plan which has been terminated during the 60-month period ending on the Determination Date) of PPL or an Affiliated Company in which a Key Employee is a participant,

          (2) each other plan (including a frozen plan or a plan which has been terminated during the 60-month period ending on the Determination Date) of PPL or an Affiliated Company which enables any plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code, and
          (3) each other plan (including a frozen plan or a plan which has been terminated during the 60-month period ending on the Determination Date) of PPL or an Affiliated Company which is included by the Employee Benefit Plan Board if the Aggregation Group, including such plan, would continue to meet the requirements of sections 401(a)(4) and 410 of the Code.

   (b) "Determination Date" shall mean the last day of the preceding Plan Year, except for the first Plan Year, it shall mean the last day of that Plan Year.

   (c) "Key Employee" shall mean any employee, former employee or beneficiary of either who at any time during the 60-month period ending on the Determination Date is described in subparagraphs 1 through 4 below of this Subsection ll.2(c). Notwithstanding the foregoing, the number of persons described in Subsection
(c)(2) for the entire 60-month period shall be limited to 10.

          (1)    an officer of PPL having annual compensation, as defined in section 414(q)(7) of the Code, from PPL and all Affiliated Companies for a Plan Year during such period greater than fifty percent (50%) of the amount in effect under section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends;

          (2) one of the ten employees with annual compensation, as defined in section 414(q)(7) of the Code, from PPL and all Affiliated Companies greater than the amount described in section 415(c)(1)(A) of the Code owning (or considered as owning within the meaning of section 318 of the Code) the largest interests in PPL or any Affiliated Company, provided that such interest exceeds one-half of one percent (.5%) of the total share ownership of PPL or Affiliated Company;
          (3)    a five percent (5%) owner of PPL; or

          (4) a one percent (1%) owner of PPL who has annual compensation, as defined in section 414(q)(7) of the Code, from PPL and all Affiliated Companies, which in the aggregate is in excess of $150,000.

   The above determinations will be made in accordance with section 416(i) of the Code. No more than fifty (50) employees (or, if less, the greater of three employees or ten percent (10%) of the greatest number of employees, including leased employees within the meaning of section 414(n) of the Code, but excluding employees described in section 414(q)(8) of the Code, employed by PPL and all Affiliated Companies during the 60-month period ending on the Determination
Date) shall be treated as officers.

   (d) "Key Employee Ratio" shall mean the ratio for any Plan Year, calculated as of the Determination Date of such Plan Year, determined by comparing the amount described in Subsection (d)(1) with the amount described in Subsection (d)(2) after deducting from each such amount any portion thereof described in Subsection (d)(3).

          (1) The sum of (A) the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (B) the balances in all of the accounts of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (C) the amounts distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the period of five Plan Years ending on the Determination Date, except benefits paid on account of death in excess of the accrued benefit or account balances immediately prior to death.

          (2) The sum of (A) the present value of all accrued benefits of all participants under all qualified defined benefit plans included in the Aggregation Group, (B) the balances in all of the accounts of all participants under all qualified defined contribution plans included in the Aggregation Group and (C) the amounts distributed from all plans in such Aggregation Group to or on behalf of any participant during the period of five Plans Years ending on the Determination Date.

          (3) The sum of (A) all rollover contributions (or fund to fund transfers) to the Plan by an Employee after December 31, 1983, from a plan sponsored by an employer which is not PPL or an Affiliated Company, (B) any amount that is included in Subsections (d)(1) and (2) for a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year, and (C) for Plan Years beginning after December 31, 1984, any amount that is included in Subsections (d)(1) and (2) for a person who had not performed any services for PPL during the five-year period ending on the Determination Date.

          (4) The present value of accrued benefits under all qualified defined benefit plans included in the Aggregation Group shall be determined (A) on the basis of the 1971 TPF&C Forecast Mortality Table and an interest rate of six and one-half percent (6 1/2%) and (B) under the accrual method used for all qualified defined benefit plans maintained by PPL or any Affiliated Company, if a single method is used for all such plans, or otherwise, the slowest accrual method permitted under section 411 (b) (1) (C) of the Code.

   (e) "Non-Key Employee" shall mean any person who is an Employee or a former Employee of PPL or an Affiliated Company in any Plan Year but who is not a Key Employee as to that Plan Year. The term Non-Key Employee shall also include the beneficiaries of such persons.

   (f) "Super Top Heavy Plan" shall mean each plan in an Aggregation Group if, as of the applicable Determination Date, the Key Employee Ratio in the plan exceeds ninety percent (90%), determined in accordance with section 416 of the Code.

   (g) "Top Heavy Plan" shall mean each plan in an Aggregation Group if, as of the applicable Determination Date, the Key Employee Ratio exceeds sixty percent (60%) determined in accordance with section 416 of the Code.

   11.3   Minimum Contributions for Non-Key Employees.

   (a) In each Plan Year in which the Plan is a Top Heavy Plan, each Eligible Employee who is not a Key Employee (except an Eligible Employee who is not a Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year or an Eligible Employee who is covered by a collective bargaining agreement) and who is actively employed by PPL on the last day of such Plan Year will receive a total minimum Company Contribution (including forfeitures) under all plans described in Section 11.2(a)(1) and (2) of not less than three percent (3%) of the Eligible Employee's annual compensation as defined in Section 5.5(m). Salary reduction contributions to such plans made on behalf of an Eligible Employee in plan years beginning after December 31, 1984 but before January 1, 1989, shall be deemed to be Company Contributions for the purpose of this Subsection.

   (b) The percentage set forth in Section 11.3(a) shall be reduced to the percentage at which contributions, including forfeitures are made (or are required to be made) for a Plan Year for the Key Employee for whom such percentage is the highest for such Plan Year. This percentage shall be determined for each Key Employee by dividing the contribution for such Key Employee by his compensation, as defined in Section 5.5(m), for the Plan Year, determined under Section 11.4. All defined contribution plans required to be included in an Aggregation Group shall be treated as one plan for the purpose of this Section 11.3; however, this Section 11.3(b) shall not apply to any plan which is required to be included in an Aggregation Group if such plan enables a defined benefit plan in such group to meet the requirements of section 401(a)(4) or section 410 of the Code.

   (c) If a Non-Key Employee described in Subsection (a), participates in both a defined benefit plan and a defined contribution plan described in Sections 11.2(a)(1) and (2) maintained by PPL, PPL is not required to provide such Employee with both the minimum benefit and the minimum contribution. Regulations prescribed by the Secretary of the Treasury shall serve to prevent inappropriate omissions or duplications of minimum benefits or contributions.

   11.4 Social Security. The Plan for each Plan Year in which it is a Top Heavy Plan, must meet the requirements of this Article XI without regard to any Social Security or similar contributions or benefits.

   11.5   Adjustment to Maximum Allocation Limitation.

   (a)    For each Plan Year in which the Plan is (1) a  Super Top Heavy Plan or
(2) a Top Heavy Plan and the Employee Benefit Plan Board does not make the election described in Subsection (c) and for which a similar election has not been made as to another plan in the Aggregation Group, the 1.25 factor in the defined benefit and defined contribution fractions described in Article V shall be reduced to 1.0. The adjustment described in this Subsection shall not apply to any Participant during the period in which the Participant earns no additional accrued benefit under any defined benefit plan and has no employer contributions, forfeitures, or voluntary contributions allocated in his accounts under any defined contribution plan.

   (b) In the case of any Top Heavy Plan to which Section 5.5(l) applies, "$41,500" shall be substituted for "$51,875" in the calculation of the transition fraction.

   (c) If, in any Plan Year in which the Plan is a Top Heavy Plan but not a Super Top Heavy Plan, the Aggregation Group described in Sections 11.2(a)(1) and
(2) also includes a defined benefit plan, the Employee Benefit Plan Board may elect to use a factor of 1.25 in computing the denominator of the defined benefit and defined contribution fractions described in Article V. In the event of such an election, the minimum Company Contribution described in Section 11.3(a) for each Non-Key Employee who is not covered under a defined benefit plan shall be increased from three percent (3%) to four percent (4%), and the minimum benefit described in Section 11.3(c) for each Non-Key Employee who is covered under a defined benefit plan shall be increased in accordance with the terms of such defined benefit plan.

                                  ARTICLE XII
                              GENERAL PROVISIONS
                              ------------------

   12.1 No Employment Rights. Neither the action of PPL in establishing the Plan, nor any provisions of the Plan, nor any action taken by it or by the Employee Benefit Plan Board shall be construed as giving to any employee of a Participating Company the right to be retained in its employ, or any right to payment except to the extent of the benefits provided in the Plan to be paid from the Fund.

   12.2 Source of Benefits. All benefits payable under the Plan shall be paid or provided for solely from the Fund, and neither any Participating Company nor PPL Corporation assume liability or responsibility therefor.

   12.3 Governing Law. All questions pertaining to the validity, construction and operation of the Plan shall be determined in accordance with the laws of Pennsylvania, except to the extent superseded by ERISA.

   12.4   Spendthrift Clause.

   (a) No benefit payable at any time under this Plan, and no interest or expectancy herein shall be anticipated, assigned, or alienated by any Participant or beneficiary, or be subject to attachment, garnishment, levy, execution or other legal or equitable process, except for (1) an amount necessary to satisfy a federal tax levy made pursuant to section 6331 of the Code and (2) any benefit payable pursuant to a domestic relations order within the meaning of the Code.

   (b) Any attempt to alienate or assign such benefit, whether presently or thereafter payable, shall be void. No benefit shall in any manner be liable for or subject to

                                     XII-1
the debts or liability of any Participant or beneficiary. If any Participant or beneficiary shall attempt to, or shall, alienate or assign his benefits under the Plan or any part thereof, or if by reason of his bankruptcy or other event happening at any time, such benefits would devolve upon anyone else or would not be enjoyed by him, then the Employee Benefit Plan Board may terminate payment of such benefit and hold or apply it to or for the benefit of the Participant or beneficiary.

   (c) The Employee Benefit Plan Board shall review any domestic relations order to determine whether it is qualified within the meaning of section 414(p) of the Code. An order shall not be qualified unless it complies with all applicable provisions of the Plan concerning mode of payment and manner of elections. Notwithstanding the preceding sentence and any restrictions on timing of distributions and withdrawals under the Plan, an order may provide for distribution immediately or at any other time specified in the order.

   12.5 Incapacity. If the Employee Benefit Plan Board deems any Participant who is entitled to receive payments hereunder incapable of receiving or disbursing the same by reason of age, illness or infirmity or incapacity of any kind, the Employee Benefit Plan Board may direct the Trustee to apply such payment directly for the comfort, support and maintenance of such Participant or to pay the same to any responsible person caring for the Participant as determined by the Employee Benefit Plan Board to be qualified to receive and disburse such payments for the Participant's benefit, and the receipt of benefit such person shall be a complete acquittance for the payment of benefit.
Payments pursuant to this Section 12.5 shall be complete discharge to the extent thereof


                                     XII-2
of any and all liability of the Participating Companies, PPL Corporation, the Employee Benefit Plan Board, the Administrative Committee (if any), the Trustee, and the Fund.

   12.6 Gender and Number. Except where otherwise clearly indicated by context, the masculine shall include the feminine, the singular shall include the plural, and vice versa.

   12.7 Voting or Tendering Stock. Each Participant (or, in the event of his or her death, his or her beneficiary) is, for purposes of this Section 12.7, hereby designated a "named fiduciary," within the meaning of section 403(a)(1) of ERISA with respect to his or her proportionate number of shares of Stock (such proportionate number of shares being determined at the respective times such fiduciary rights are exercisable, as set forth below).

         (a) Voting Rights. Each Participant (or beneficiary) shall have the right, to the extent of his or her proportionate number of shares of Stock (as determined in the last sentence of this Section 12.7(a)) to instruct the Trustee in writing as to the manner in which to vote such Stock at any stockholders' meeting of PPL Corporation. PPL shall use its best efforts to timely distribute or cause to be distributed to each Participant (or beneficiary) the information distributed to stockholders of PPL Corporation in connection with any such stockholders' meeting, together with a form requesting confidential instructions to the Trustee on how such shares of Stock shall be voted on each such matter. Upon timely receipt of such instructions, the Trustee shall, on each such matter, vote as directed the appropriate number of shares of Stock (including fractional shares). An individual's proportionate number of shares of Stock held in the trust shall be equal to



                                     XII-3
the product of multiplying the total number of shares of Stock by a fraction, the numerator of which shall be the respective number of shares of Stock which are held in such individual's account for which he or she provides instructions to the Trustee and the denominator of which shall be the number of shares of Stock in all such accounts for which instructions are provided to the Trustee.

         (b) Rights on Tender or Exchange Offer. Each Participant (or beneficiary) shall have the right, to the extent of his or her proportionate number of shares of Stock (as determined in the last sentence of this Section 12.7(b)) of shares to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to such Stock. PPL shall use its best efforts to timely distribute or cause to be distributed to each such Participant (or beneficiary) the information distributed to stockholders of PPL Corporation in connection with any such tender or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to such shares. If, and to the extent that, the Trustee shall not have received timely instructions from any individual given a right to instruct the Trustee with respect to certain shares of Stock by the first sentence of this Section 12.7(b), such individual shall be deemed to have timely instructed the Trustee not to tender or exchange such shares of Stock. An individual's proportionate number of shares of Stock shall be equal to the product of multiplying the total number of shares of Stock by a fraction, the numerator of which shall be the number of shares which are held in such individual's account and the denominator of which shall be the total number of shares of Stock.

         (c) Confidentiality.  All instructions received by the Trustee from



                                     XII-4
individual participants (or beneficiaries) pursuant to this Section 12.7 shall be held by the Trustee in strict confidence and shall not be divulged or released to any person; provided, that, to the extent necessary for the operation of the Plan or compliance with applicable law, such instructions may be relayed by the Trustee to a recordkeeper, auditor or other person providing services to the Plan or responsible for monitoring compliance with applicable laws, if such person is either:

                    (1) a person who is not a Participating Company or an Affiliated Company or an employee, officer or director of a Participating Company or an Affiliated Company and who agrees not to divulge such instructions to any other person, including a Participating Company, an Affiliated Company, or employees, officers and directors of a Participating Company or an Affiliated Company; or

                    (2) a person who is an employee of a Participating Company or an Affiliated Company, if such person is specifically authorized by the Employee Benefit Plan Board to receive such information pursuant to confidentiality procedures designed to safeguard the confidentiality of such information. The Employee Benefit Plan Board shall be responsible for monitoring compliance with such procedures, for the adequacy of



                                     XII-5
                         such procedures, and for appointing an independent fiduciary to carry out activities relating to any situation that, in the determination of the Employee Benefit Plan Board, involves a potential for undue employer influence on Participants (or beneficiaries) with regard to their exercise of rights under this
                         Section 12.7.

   12.8 Use of Loan Proceeds. Subject to 12.9, no Stock acquired with the proceeds of an exempt loan (within the meaning of section 4975(e)(7) of the Code) shall be subject to a put, call, or other option or buy-sell or similar arrangement while held by or when distributed from the Plan, whether or not the Plan is an employee stock ownership plan at such time.

   12.9 Put Option. In the event the Stock is ever not readily tradeable on an established market (whether or not the Plan is an employee stock ownership plan at such time), PPL or PPL Corporation shall issue a "put option" to each Participant or beneficiary receiving a distribution of Stock from the Plan.
Such put option shall permit the Participant or beneficiary to sell such Stock to PPL or PPL Corporation, at any time during two option periods (described below), at the then fair-market value, as determined by an independent appraiser (as defined in section 401(a)(28) of the Code). The first put option period shall be a period of 60 days commencing on the date the Stock is distributed to the Participant or beneficiary. If the put option is not exercised within that period, it will temporarily lapse. Upon the close of the Plan Year in which such temporary lapse of the put option occurs, the Employee Benefit Plan Board shall establish the value of the Stock,


                                     XII-6
as determined by an independent appraiser, and shall notify each distributee who did not exercise the initial put option prior to its temporary lapse in the preceding Plan Year of the revised value of the Stock. The second period during which the put option may be exercised shall commence on the date such notice of revaluation is given and shall permanently terminate 60 days thereafter. The Trustee may be permitted by PPL to purchase Stock tendered to PPL or PPL Corporation under a put option. The Participant may elect that the payment for Stock sold pursuant to a put option shall be made in one of the following forms:

         (a) in substantially equal annual installments commencing within 30 days from the date of the exercise of the put option and over a period not exceeding five years, with interest payable at a reasonable rate on any unpaid installment balance, with adequate security provided, and without penalty for any prepayment of such installments; or

         (b) in a lump sum as soon as practicable after the exercise of the put option.

   The Trustee, on behalf of the Trust, may offer to purchase any shares of Stock (which are not sold pursuant to a put option) from any former Participant or beneficiary, at any time in the future, at their then fair-market value as determined by an independent appraiser.

   12.10 Compliance with Rule 16b-3.  With respect to Participants subject to section 16 of the Securities Exchange Act of 1934, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under



                                     XII-7
the 1934 Act. To the extent any provision of the Plan or action by the Board of Directors, the board of directors of PPL Corporation or Employee Benefit Plan Board involving such a Participant is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board of Directors, the board of directors of PPL Corporation or Employee Benefit Plan Board.




                                     XII-8

                                 ARTICLE XIII
                        TREATMENT OF RETURNING VETERANS
                        -------------------------------

   13.1 Applicability and Effective Date. The rights of any Returning Veteran who resumes employment with a Participating Company on or after December 12, 1994 shall be modified as set forth in this Article.

   13.2  Eligibility to Participate.  For purposes of Section 3.1,

   (a) A Returning Veteran who was an Eligible Employee immediately prior to his Qualified Military Service shall be deemed to have remained an Eligible Employee throughout his Qualified Military Service.

   (b) A Returning Veteran who would have become an Eligible Employee during the period of his Qualified Military Service, but for the resulting absence from employment, shall be deemed to have become an Eligible Employee as of the date he would have become an Eligible Employee if he had not entered into Qualified Military Service.

   13.3 Restoration of TRASOP, PAYSOP, and Dividend-based Contributions. With respect to any Plan Year for which a Returning Veteran would have been a Participant, but failed to share in TRASOP, PAYSOP, or Dividend-based Contributions under Sections 4.1, 4.3 and 4.4 solely by reason of his Qualified Military Service, the Participating Company shall contribute to such Participant's Account an amount equal to the TRASOP, PAYSOP, and Dividend-based Contributions that would have been allocated to his Account, but for his absence for Qualified Military Service. Such




                                    XIII-1
contribution shall not include the earnings that would have accrued on such amount.

   13.4  Restoration of Matching Contributions.

   (a) Each Returning Veteran who, during his period of Qualified Military Service, would have been eligible to make Matching Contributions shall be permitted to contribute an amount equal to the Matching Contributions that he could have made during such absence from employment. Such "make-up" contributions shall be made during the period that begins with his reemployment by a Participating Company and ends with (1) the expiration of a period of five years, or (2) if shorter, a period of three times the period of Qualified Military Service.

   (b) Any make-up contributions described in Subsection (a) hereof shall be in addition to those Matching Contributions that the Participant may elect to make pursuant to Section 4.2.

   13.5 Determination of Compensation. For purposes of determining the amount of any make-up contributions under Section 13.3 or Section 13.4 and for applying the limits of Section 5.5, a Participant's compensation during any period of Qualified Military Service shall be deemed to equal either:

   (a) the compensation he would have received but for such Qualified Military Service, based on the rate of pay he would have received from a Participating Company; or

   (b) if the amount described in (a) above is not reasonably certain, his average compensation from a Participating Company during the 12-month period immediately



                                    XIII-2
preceding the Qualified Military Service (or, if shorter, the period of employment immediately preceding the Qualified Military Service). Such amount shall be adjusted as necessary to reflect the length of the Participant's Qualified Military Service.

   13.6  Application of Certain Limitations.

   (a) For purposes of applying the limitations of Section 5.5, any TRASOP, PAYSOP, or Dividend-based Contributions described in Section 13.3, and any make-up contributions described in Section 13.4, shall be treated as contributions for the Limitation Year to which they relate, rather than the Limitation Year in which they are actually made.

   (b) For purposes of applying the limitations of Section 4.6, any make-up contributions described in Section 13.4 shall be disregarded, both for the Plan Year to which the contributions relate, and for the Plan Year in which they are actually made.

   13.7 Administrative Rules and Procedures. The Employee Benefit Plan Board shall establish such rules and procedures as it deems necessary or desirable to implement the provisions of this Article, provided that they are not in violation of the Uniformed Services Employment and Reemployment Rights Act of 1994, any regulations thereunder, or any other applicable law.

   Executed this day of, 2000.


                              PPL ELECTRIC UTILITIES CORPORATION


                             By
                               Charles P. Pinto
                               Vice President-Human Resources



                                    XIII-3

                                  Schedule A
                                  ----------

A. For all Participating Companies, "Compensation" shall mean the annual compensation received by an Employee from a Participating Company as reported on Internal Revenue Service Form W-2 or a successor form plus the Employee's elective deferrals under the Employee Savings Plan or Deferred Savings Plan; provided, however, that Compensation shall not include bonuses or fringe benefits not normally included in compensation, such as tuition refunds, moving expenses, etc. and shall not, for purposes of allocation under Section 5.2(a), include any amount in excess of (i) for the 1975 and 1976 Plan Years, $16,000 and (ii) commencing with the 1977 Plan Year, the median annual compensation of all Participants during the Plan Year or $100,000, whichever is less. Such median compensation shall be determined as of the close of a
   Plan Year and shall be rounded to an even thousand dollars.   Compensation
   shall also include the additional compensation listed below, for Participants in the Participating Company listed herein.

B. Effective January 1, 2000 only the following additional compensation for the following Participating Companies shall be included in Compensation, as defined in this Schedule A.
   1. PPL Electric Utilities Corporation (formerly PP&L, Inc.) and PPL EnergyPlus, LLC (formerly PP&L EnergyPlus Co., LLC);

         a) Any single sum award paid from the variable compensation fund created annually with a percentage of annualized base salaries in accordance with the Managers Compensation Plan.

   2.    PPL EnergyPlus, LLC (formerly PP&L EnergyPlus Co., LLC):

       a) Any sales incentive award paid as a single sum on an annual basis.

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                                                                02/23/01 8:57 AM








                                      A-2